UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
American States Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMENDMENT NO 1 TO PROXY STATEMENT DATED APRIL 7, 2023
EXPLANATORY NOTE
This supplement (“Supplement”) is being filed to amend American States Water Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders which was filed with the Securities and Exchange Commission on April 7, 2023 (the “2023 Proxy Statement”). This Supplement clarifies certain disclosures in the 2023 Proxy Statement regarding the effect of broker non-votes on “Proposal 2: Approval of 2023 Nonemployee Directors Stock Plan” (“Proposal 2”), “Proposal 3: Advisory Vote to Approve Compensation of our Named Executive Officers” (“Proposal 3”), and “Proposal 4: Advisory Vote on Frequency of Vote on Compensation of Our Named Executive Officers” (“Proposal 4”).
No other changes have been made to the 2023 Proxy Statement or to any matter to be considered by shareholders. All portions of the 2023 Proxy Statement are incorporated by reference without change. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the 2023 Proxy Statement. This Supplement should be read in conjunction with the 2023 Proxy Statement.
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Any shareholder of record who wishes to recast the shareholder’s vote may do so by voting in accordance with the procedures described in the 2023 Proxy Statement. Any subsequently filed proxy will revoke the previously filed proxy.
SUPPLEMENT TO 2023 PROXY STATEMENT
The text under the caption “Information About the 2023 Annual Meeting-What vote is required to approve each of the proposals?-Proposal 2” on page 4 is hereby revised in its entirety to read as follows:
Proposal 2
A majority of our common shares represented at the 2023 annual meeting in person or by proxy and voting must vote in favor of the 2023 directors plan and the shares voting affirmatively also must constitute at least a majority of the required quorum at the 2023 annual meeting in order for grants of restricted stock units to be made under the 2023 directors plan. Abstentions and broker non-votes on this proposal will have the effect of a vote against the proposal. Brokers are not authorized to vote on this proposal unless you instruct otherwise.
The text under the caption “Information About the 2023 Annual Meeting-What vote is required to approve each of the proposals?-Proposal 3” on page 4 is hereby revised in its entirety to read as follows:
Proposal 3
The compensation of the named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement will be approved upon an affirmative vote of a majority of our common shares represented at the virtual annual meeting or by proxy and voting, provided that the shares voting affirmatively also constitute at least a majority of the required quorum at the 2023 annual meeting. Abstentions and broker non-votes on this proposal will have the effect of a vote against the proposal. Brokers are not authorized to vote on this proposal unless you instruct otherwise. This vote is advisory and non-binding on the company, the compensation committee and the board.
The text under the caption “Information About the 2023 Annual Meeting-What vote is required to approve each of the proposals?-Proposal 4” on page 4 is hereby revised in its entirety to read as follows:
Proposal 4
We are requesting your views regarding whether a “say-on-pay” advisory vote should be held every one, two or three years. We are not seeking your approval of the board’s recommendation to hold a “say-on-pay” advisory vote every year. Abstentions and broker non-votes on this proposal will have no effect on this proposal. Brokers are not authorized to vote on this proposal unless you instruct otherwise. This vote is advisory and non-binding on the company and the board.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON MAY 23, 2023: The 2023 Proxy Statement, this Supplement, the Company’s Annual Report for the fiscal year ended December 31, 2022 and the Proxy Card are available online at www.proxyvote.com.
This Supplement is being filed with the SEC on May 12, 2023.